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                                                                      EXHIBIT 21

                   SUBSIDIARIES OF BOLLINGER INDUSTRIES, INC.



SUBSIDIARY                                           JURISDICTION OF ORGANIZATION
----------                                           ----------------------------
Bollinger Operating Corp.                            Nevada

Bollinger Holding Corp.                              Delaware

C.G. Products, Inc.                                  California

NBF, Inc.                                            Georgia

Bollinger Industries, L. P. (Indirect)               Texas